Exhibit 10.1

English Summary of Pre-IPO Share Incentive Plan of Burning Rock Biotech Limited

1.	Definition. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

a.	“Company” means Burning Rock Biotech Limited, a company incorporated under the laws of the Cayman Islands.

b.	“Option” means a right granted to a Participant of the Plan to purchase a specified number of ordinary shares of the Company at a specified price during specified time periods.

c.	“Participant” means a person who, as an employee, director or officer of the Company or any of its subsidiaries, has been granted an Option pursuant to the Plan.

d.	“Plan” means this Pre-IPO Share Incentive Plan of the Company adopted on April 19, 2018.

2.	Purpose. The purpose of the Plan is to provide incentives to the management team and key employees of the Company and its subsidiaries.

3.	Number of Shares. The maximum number of ordinary shares reserved for issuance under this Plan is 5,290,234[1].

4.	Eligibility. Persons eligible to participate in this Plan include the employees, directors and officers of the Company and its subsidiaries.

5.

Vesting Schedule. The plan administrator determines the vesting schedule. Subject to the terms of the relevant award agreements, the Options will vest in three to four years and subject to the Participants’ achievement of the specified performance targets.

6.

Term and termination. The term of each Option shall be ten years from the date of grant of the Option. Notwithstanding the foregoing, the Company may forfeit all or part the Options granted to a Participant under the following circumstances:

a. if the Participant violates criminal law, the Company may forfeit all of the Participant’s Options;

b. if sufficient evidence indicates that the Participant divulged the Company’s trade secrets or caused harm to the Company’s reputation or otherwise violates criminal law, the Company may forfeit all of the Participant’s Options;

c. if the Participant’s breach of duties caused damages to the Company, including any breach of non-compete obligations, the Company may forfeit all of the Participant’s Options; and

d. if the Participant’s employment is terminated by the Company, depending on the reasons for the termination of employment, the Company may forfeit all of the Participant’s Options or the unexercised portion of the Participant’s Options.

7.

Plan Administration. The chairman of the board of directors of the Company has been authorized to administer the plan. The plan administrator may determine the grant date, number of options to be granted, Participants of the Plan, vesting conditions, exercise price and other terms and conditions of the Options.

[1]	This number has retroactively reflected the 2-for-1 share split that the Company effected in January 2020.